UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[X]Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS EQUITY TRUST

LEGG MASON ETF INVESTMENT TRUST

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required.

[   ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                     1)    Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

                      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                      4)Proposed maximum aggregate value of transaction:

5)Total fee paid:

[  ]          Fee paid previously with preliminary materials.

[  ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:

        2)Form, Schedule or Registration Statement No.:

         3)    Filing Party:

         4)    Date Filed:

To:All Employees Who Hold Shares in U.S.-Registered Legg Mason Funds

From:______________

Date:April __, 2020

Re:IMPORTANT – PLEASE VOTE YOUR LM FUND PROXIES

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Due to the pending merger with Franklin Templeton, we are required to seek shareholder approval of the new investment advisory contracts for each of Legg Mason’s many U.S.-organized open-end and closed-end funds.

In coming weeks, you will receive proxies for funds in which you hold shares. We need your help in acquiring the needed shareholder votes.

Please OPEN AND VOTE your proxies! DO NOT throw them out.

Voting can be accomplished by internet, telephone or mail.

Your vote matters, no matter how many shares you own, and we ask for your help.

Getting fund shareholders to vote is among the most labor-intensive processes in our efforts to satisfy the requirements needed to close the transaction.

In a small number of closed-end funds, the proxy is being contested. If you are invested in these funds, you will receive materials from our proxy solicitor, Innisfree, indicating that those funds are contested. The recommendations of our fund boards are reflected on the WHITE proxy cards.

For these funds, you may receive white, gold or green proxy cards or voting instruction forms:

WHITE proxy cards = Vote with Management

GREEN or GOLD proxy cards = Vote with parties unaffiliated with Legg Mason

If you have questions, do not receive proxy materials by May __, or have misplaced a proxy, please _______________ or ___________. They will be happy to help you complete this important task.

Again, it is important that you – and all shareholders –vote your proxy in the timeliest possible manner. Thank you for your assistance.